UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2008
HANSEN MEDICAL, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
380 North Bernardo Avenue
Mountain View, California 94043
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 28, 2008, Hansen Medical, Inc. (“Hansen Medical”) entered into an agreement with W.L. Butler Construction, Inc. (“Butler”), under which Butler will act as contractor for the build-out of Hansen Medical’s new 63,000 square foot office and laboratory facilities in Mountain View, California. The maximum price for the build-out, which is expected to be complete by the third quarter of 2008, is approximately $7,819,000. Any adjustments to the maximum price are subject to Hansen Medical’s prior approval. The agreement is subject to normal terms and conditions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hansen Medical, Inc. (Registrant)
Date: May 2, 2008	/s/ Steven M. Van Dick
Steven M. Van Dick
Chief Financial Officer